As filed with the Securities and Exchange Commission on February 28, 1996


                                                      1940 Act File No. 811-1339

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM N-lA


                          REGISTRATION STATEMENT UNDER

                      THE INVESTMENT COMPANY ACT OF 1940                 X



                               Amendment No. 19                          X


                           CAPITAL EXCHANGE FUND, INC.

               (Exact Name of Registrant as Specified in Charter)

                 24 Federal Street, Boston, Massachusetts 02110
                 ----------------------------------------------
                    (Address of Principal Executive Offices)


                                 (617) 482-8260
                                 --------------
               (Registrant's Telephone Number including Area Code)

                               THOMAS OTIS, Clerk
                 24 Federal Street, Boston, Massachusetts 02110
                 ----------------------------------------------
                     (Name and address of agent for service)

                                     PART A

                      INFORMATION REQUIRED IN A PROSPECTUS

         Responses to Items 1, 2, 3 and 5A have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.


Item 4.  General Description of Registrant

         (a)(i) Capital Exchange Fund, Inc. ( the "Registrant") is an open-end diversified management investment company organized on October 14, 1965 as a Massachusetts corporation.

         (ii) The investment objective of the Registrant is to achieve long-term, after-tax returns for its shareholders through investing in a diversified portfolio of equity securities. This objective is nonfundamental but the Directors intend to submit any proposed change which would be material to shareholders for approval.

         The Registrant intends to achieve its investment objective by investing in Tax-Managed Growth Portfolio (the "Portfolio") (File No. 811-7409). The Registrant and the Portfolio have the same investment policies and restrictions, and, therefore, the Registrant incorporates by reference the Portfolio's Registration Statement under the Investment Company Act of 1940 (the "1940 Act") on Form N-1A as previously filed electronically with the Securities and Exchange Commission (the "Commission") on November 2, 1995 (Accession No. 0000898432-95-000362).

         (b) The Registrant incorporates the information set forth under Item 4 of the Registration Statement of the Portfolio herein by reference.

         (c) The Registrant incorporates the information set forth under Item 4 of the Registration Statement of the Portfolio herein by reference.

Item 5.  Management of the Fund

         (a) The Board of Directors has overall responsibility for management of the Registrant.

         (b) Inapplicable.

         (c) Inapplicable.

         (d) Eaton Vance Management ("Eaton Vance" or "Administrator") acts as Administrator of the Registrant, but currently receives no compensation for providing administrative services to the Registrant. As Administrator, Eaton Vance provides the Registrant with general office facilities and supervises the overall administration of the Registrant.

         (e) The transfer and dividend disbursing agent is First Data Investor Services Group, BOS725, P. 0. Box 1559, Boston, Massachusetts 02104.

         (f) The Registrant's ratio of expenses to average net assets for the fiscal year ended October 31, 1995 was 0.76%.

         (g) Inapplicable.

Item 6.  Capital Stock and Other Securities

         No change from the information set forth in Item 6 of Form N-1A, filed as Amendment No. 8 to the Registration Statement under the 1940 Act, File No. 811-1339, which information is incorporated herein by reference. In addition, whenever the Registrant as an investor in the Portfolio is requested to vote on matters pertaining to the Portfolio (other than the termination of the Portfolio's business, which may be determined by the Trustees of the Portfolio without investor approval), the Registrant will hold a meeting of shareholders and will vote its interest in the Portfolio for or against such matters proportionately to the instructions to vote for or against such matters received from shareholders. The Registrant shall vote shares for which it receives no voting instructions in the same proportion as the shares for which it receives voting instructions. Other investors in the Portfolio may alone or collectively acquire sufficient voting interests in the Portfolio to control matters relating to the operation of the Portfolio, which may require the Registrant to withdraw its investment in the Portfolio or take other appropriate action.


Item 7.  Purchase of Securities Being Offered

         Inapplicable. Registrant has not offered its shares for sale subsequent to its initial public offering in 1965.

Item 8.  Redemption or Repurchase of Registrant's Shares


         A shareholder has the right to redeem fund shares by delivering to First Data Investor Services Group, BOS725, P. 0. Box 1559, Boston, MA 02104, either share certificates, or a stock power if no certificates have been issued, in good order for transfer, with a separate written request for redemption. Redemption will be made at the net asset value next computed after such delivery. Good order means that the certificates or stock powers must be endorsed by the record owner(s) exactly as the shares are registered and the signature(s) must be guaranteed by a member of either the Securities Transfer Association's STAMP program or the New York Stock Exchange's Medallion Signature Program, or certain banks, savings and loan institutions, credit unions, securities dealers, securities exchanges, clearing agencies and registered securities associations acceptable to First Data Investor Services Group. In addition, in some cases, good order may require the furnishing of additional documents such as where shares are registered in the name of a corporation, partnership or fiduciary. Payment will be made within seven days of the receipt of the aforementioned documents.

         In addition to the redemption of shares in the manner described above, the Registrant, for the convenience of its shareholders, has authorized Eaton Vance to act as its agent in the repurchase of shares. Eaton Vance will normally accept orders to repurchase shares by wire or telephone from investment dealers for their customers at the net asset value next computed after receipt of the order by the dealer if such order is received by Eaton Vance prior to its close of business that day. It is the dealer's responsibility to promptly transmit the repurchase order to Eaton Vance. These repurchase arrangements do not involve a charge to the shareholder by either the Registrant or its agent; however, investment dealers may make a charge to the shareholder. Payment will be made within seven days of the receipt of an order to repurchase provided that the certificates, or a stock power if no certificates have been issued, have been delivered to First Data Investor Services Group in good order as described above.

         The Registrant reserves the right to pay the redemption or repurchase price in whole or in part by a distribution of portfolio securities in lieu of cash if, in the opinion of management, it seems advisable to do so; normally, when the redemption or repurchase price equals or exceeds $2,500 portfolio securities will be used by the Registrant. Any portfolio securities so distributed will be valued at the figure at which they were appraised in computing the net asset value of Registrant's shares. If the portfolio securities so distributed are sold by the redeeming shareholder he or she will incur brokerage commissions or other transaction costs in connection with such sale.

         The net asset value is determined by Investors Bank & Trust Company ("IBT")(as agent for the Registrant) in the manner authorized by the Directors of the Registrant. Briefly, this determination is made as of the close of trading (normally at 4:00 P.M. New York time) on the New York Stock Exchange (the "Exchange") each business day on which the Exchange is open for trading, and is accomplished by dividing the number of outstanding shares of the Registrant into its net worth (the excess of its investment in the Portfolio over its liabilities).


Item 9.  Pending Legal Proceeding

         Inapplicable.

                                     PART B

          INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 10. Cover Page

         Inapplicable.

Item 11. Table of Contents

         Inapplicable.

Item 12. General Information and History


         Until October 31, 1995, the Registrant invested in a portfolio of securities. Since then, it invests in the Portfolio.


Item 13. Investment Objectives and Policies


         (a) - (c) The Registrant incorporates the information set forth under
Item 13 of the Portfolio's Registration Statement herein by reference.

         (d) Inapplicable.


Item 14. Management of the Fund

         The Registrant's Directors and officers are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Unless otherwise noted, the business address of each Director and officer is 24 Federal Street, Boston, Massachusetts, 02110, which is also the address of the Registrant's investment advisor, Eaton Vance Management ("Eaton Vance"); Eaton Vance's wholly-owned subsidiary, Boston Management and Research ("BMR"); Eaton Vance's parent, Eaton Vance Corp. ("EVC"); and of Eaton Vance's and BMR's Trustees, Eaton Vance, Inc. ("EV"). Eaton Vance and EV are both wholly-owned subsidiaries of EVC. Those directors and officers who are "interested persons" of the Registrant, Eaton Vance, BMR, EVC, or EV as defined in the 1940 Act, by virtue of their affiliation with or stockholdings of any one or more of, the registrant, Eaton Vance, BMR, EVC or EV are indicated by an asterisk(*).

Item 14. (a) and (b)

         (1)                    (2)                    (3)
                           Position Held       Principal Occupations
Name and Address           with Registrant     during Past 5 Years
----------------           ---------------     -------------------


Landon T. Clay (69)*       President &         Chairman of the Board and
                           Director            Director of EVC and EV;
                                               Chairman, Eaton Vance,
                                               and BMR.

Donald R. Dwight (64)      Director            President, Dwight Partners,
Clover Mill Lane                               Inc. (since 1988) (a corporate
Lyme, New Hampshire                            relations and communications
                                               company); Chairman of the
                                               Board of Newspapers of New
                                               England, Inc. (since 1983).

Samuel L. Hayes, III (61)  Director            Jacob H. Schiff, Professor
Harvard University Graduate                    of Investment Banking
School of Business                             Harvard University Graduate
Administration                                 School of Business
Soldiers Field Road                            Administration.
Boston, Massachusetts

Norton H. Reamer (60)      Director            President and Director, United
One International Place                        Asset Management Corporation
Boston, Massachusetts                          (a holding company owning
                                               institutional investment
                                               management firms); Chairman,
                                               President and Director, UAM Funds
                                               (mutual funds).

John L. Thorndike (69)     Director            Director, Fiduciary Trust
175 Federal Street                             Company.
Boston, Massachusetts

Jack L. Treynor (66)       Director            Investment Adviser and
504 Via Almar                                  Consultant.
Palos Verdes Estates,
California

James B. Hawkes (54)       Vice President      Executive Vice President and
                                               Director, EVC and EV;
                                               Executive Vice President of
                                               Eaton Vance and BMR.

Duncan W. Richardson (38)  Vice President      Vice President, Eaton Vance,
                                               EV and BMR.

Item 14. (a) and (b) Continued

         (1)                    (2)                      (3)
                           Position Held         Principal Occupations
Name and Address           with Registrant       during Past 5 Years
----------------           ---------------       -------------------

Thomas Otis (64)           Clerk                 Vice President and Secretary,
                                                 EVC, Eaton Vance, EV and BMR.

James L. O'Connor (50)     Treasurer             Vice President, Eaton Vance,
                                                 EV and BMR.

Janet E. Sanders (60)      Assistant Treasurer   Vice President, Eaton Vance,
                           & Assistant Clerk     EV and BMR.
                           (since 2/26/90)

A. John Murphy (33)        Assistant Clerk       Assistant Vice President,
                           (since 3/27/95)       Eaton Vance, BMR and EV
                                                 (since 3/1/94)
                                                 employee of Eaton
                                                 Vance (since March, 1993);
                                                 State Regulations Supervisor,
                                                 The Boston Company (1991-1993);
                                                 Registration Specialist,
                                                 Fidelity Management &
                                                 Research Co. (1986-1991).

Eric G. Woodbury (38)      Assistant Clerk       Vice President of Eaton Vance,
                           (since 6/19/95)       BMR and EV and employee of
                                                 Eaton Vance (since February,
                                                 1993); formerly associate at
                                                 Dechert, Price & Rhoads and
                                                 Gaston Snow & Ely Bartlett.


                  Messrs. Thorndike (Chairman), Hayes and Reamer are members of the Special Committee of the Board of Directors of the Registrant. The Special Committee's functions include a continuous review of the Registrant's investment advisory agreement with the investment adviser, making recommendations to the Board regarding the compensation of those Directors who are not members of the investment adviser's organization, and making recommendations to the Board regarding candidates to fill vacancies, as and when they occur, in the ranks of those Directors who are not "interested persons" of the Registrant or the investment adviser.

                  Messrs. Treynor (Chairman) and Dwight are members of the Audit Committee of the Board of Directors. The Audit Committee's functions include making recommendations to the Board regarding the selection of the independent public accountants, and reviewing with such accountants and the Treasurer of the Registrant matters relative to accounting and auditing practices and procedures, accounting records, internal accounting controls, and the functions performed by the custodian, transfer agent and dividend disbursing agent of the Registrant.

Item 14. (c)


         The fees and expenses of the Directors of the Registrant who are not members of the Eaton Vance organization (noninterested Directors) are paid by the Registrant. (The Directors of the Registrant who are members of the Eaton Vance organization receive no compensation from the Registrant.) During the fiscal year ended October 31, 1995, the noninterested Directors of the Registrant received the following compensation in their capacities as Directors from the Registrant, and, for the year ended December 31, 1995, received the following compensation in their capacities as Directors and/or Trustees from the funds in the Eaton Vance fund complex(1):

                                Aggregate
                                Compensation        Total Compensation
              Name              from Registrant     from Trust and Fund Complex
              ----              ----------------    ---------------------------
              Donald R.
              Dwight            $ 1,244(2)                $ 135,000(4)

              Samuel L.
              Hayes, III          1,297(3)                  150,000(5)

              Norton H.
              Reamer              1,329                     135,000

              John L.
              Thorndike           1,412                     140,000

              Jack L.
              Treynor             1,318                     140,000

(1) The Eaton Vance fund complex consists of 219 registered investment companies or series thereof.
(2) Includes $417 deferred compensation.
(3) Includes $393 deferred compensation.
(4) Includes $35,000 deferred compensation.
(5) Includes $33,750 deferred compensation.

         Directors of the Registrant that are not affiliated with the Investment Adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Deferred Compensation Plan (the "Plan"). Under the Plan, an eligible Director may elect to have his deferred fees invested by the Registrant in the shares of one or more funds in the Eaton Vance Family of Funds, and the amount paid to the Directors under the Plan will be determined based upon the performance of such investments. Deferral of Directors' fees in accordance with the Plan will have a negligible effect on the Registrant's assets, liabilities, and net income per share, and will not obligate the Registrant to retain the services of any Director or obligate the Registrant to pay any particular level of compensation to the Director. The Registrant does not have a retirement plan for its Directors.


Item 15. Control Persons and Principal Holders of Securities

         (a) Inapplicable.


         (b) As of January 31, 1996, the Directors and officers of the Registrant, as a group, owned in the aggregate less than 1% of the outstanding shares of the Registrant. To the knowledge of the Registrant, no person owned beneficially or of record 5% or more of its stock, except the following shareholders who owned of record the percentages of outstanding shares indicated after their names, as of January 31, 1996: Patterson & Co., Philadelphia, PA (11.10%); Leonard G. Carpenter, C. Curtis Lee and David R. Brink, Trustees U/A dated 11/16/79 Geraldine K. Carpenter Living Trust, Wayzata, MN (9.56%); and Arthur F. Albert, Trustee Arthur F. Albert Trust U/A dated 10/3/78, Glenview, IL (6.23%).


Item 16. Investment Advisory and Other Services


         (a) - (c) Inapplicable.

         (d) Eaton Vance serves as Administrator of the Registrant, but currently receives no compensation for providing administrative services to the Registrant. Under its agreement with the Registrant, Eaton Vance has been engaged to administer the Fund's affairs, subject to the supervision of the Board of Directors, and shall furnish for the use of the Registrant office space and all necessary office facilities, equipment and personnel for administering the affairs of the Registrant.


         (e)(f) and (g) Inapplicable.


         (h) and (i) Investors Bank & Trust Company ("IBT"), 89 South Street, Boston, Massachusetts, has been the custodian of the Registrant since 1985. IBT has custody of all cash and securities of the Registrant, maintains the Registrant's general ledger and computes the daily per share net asset value. In such capacity it attends to details in connection with the sale, exchange, substitution, transfer or other dealings with the Registrant's investments, receives and disburses all funds, and performs various other ministerial duties upon receipt of proper instructions from the Registrant. IBT charges fees which are competitive within the industry. A portion of the fee relates to custody, bookkeeping and valuation services and is based upon a percentage of the Registrant's net assets and a portion of the fee relates to activity charges, primarily the number of portfolio transactions. These fees are then reduced by a credit for cash balances of the particular investment company at the custodian equal to 75% of the 91-day, U.S. Treasury Bill auction rate applied to the particular invstment company's average daily collected balances for the week. Landon T. Clay, a Director of EVC and an officer, Trustee or Director of other members of the Eaton Vance organization, owns approximately 13% of the voting stock of Investors Financial Services Corp., the holding company parent of IBT. For the fiscal year ended October 31, 1995, IBT was paid $52,555.


         Deloitte & Touche LLP, 125 Summer Street, Boston, Massachusetts are the independent certified public accountants for the Registrant. As such they provide customary professional services in connection with the audit function for a management investment company, including services leading to the expression of an opinion on the financial statements in the annual report to shareholders and preparation of the Registrant's federal tax returns.

Item 17. Brokerage Allocation and Other Practices


         (a) - (e) Inapplicable.


Item 18. Capital Stock and Other Securities

         (a) No change from the information set forth in Item 18(a) of Form N-1A, filed as Amendment No. 8 to the Registration Statement under the 1940 Act, File No. 811-1339, which information is incorporated herein by reference.

         (b) Inapplicable.

Item 19. Purchase, Redemption and Pricing of Securities Being Offered

         (a) No change from the information set forth in Item 19(a) of Form N-1A, filed as Amendment No. 8 to the Registration Statement under the 1940 Act, File No. 811-1339, which information is incorporated herein by reference.

         (b) The net asset value of each share of the Registrant outstanding is determined by the Board of Directors or its delegate not less frequently than once on each business day (which term means each day on which the net asset value of shares of the Registrant is required to be computed by the provisions of the 1940 Act or rules or regulations promulgated thereunder) and the net asset value as so determined shall become effective at such time as the Board of Directors or its delegate may determine. The Board of Directors may delegate any of its powers and duties with respect to the determination of net asset value and appraisal of assets and liabilities. Currently the net asset value is determined once each business day by IBT, as agent for the Registrant, as of the close of the Exchange. The Board of Directors or its delegate may cause the net asset value per share last determined to be determined again, and may determine the time when such redetermined net asset value may become effective. Any such redetermination may be made by appraisal, or by estimate based upon changes in the market value of representative or selected securities or in recognized market averages or in other standard market data since the last determination.

         The Board of Directors may declare a suspension of the determination of net asset value for the whole or any part of any period with respect to which an open-end investment company may declare such a suspension not inconsistent with the provisions of the 1940 Act or rules or regulations promulgated thereunder. Such suspension shall take effect at such time as the Board of Directors shall specify but not later than the close of business on the business day next following the declaration, and thereafter there shall be no determination of net asset value until the Board of Directors shall declare the suspension at an end, except that the suspension shall terminate in any EVent when the conditions precedent prescribed by the 1940 Act or rules or regulations promulgated thereunder to the declaration of such a suspension shall have terminated.


         The net asset value of each share of the Registrant as of any particular time shall be the quotient (adjusted to the nearer cent) obtained by dividing the value, as of such time, of the net assets of the Registrant (i.e. the value of the assets of the Registrant less its actual and accrued liability exclusive of capital and surplus) by the total number of shares outstanding (exclusive of treasury shares) at such time, all as determined by the Board of Directors or its delegate. In appraising the liabilities of the Corporation the Board of Directors or its delegate may include in liabilities such reserves for taxes, estimated expenses and contingencies as the Board or its delegate deems fair and reasonable under the circumstances. All determinations of net asset value and appraisals of assets and liabilities made in good faith by the Board of Directors or its delegate shall be binding and conclusive upon all stockholders and other persons interested.


         The Registrant may issue shares at net asset value in connection with any merger or consolidation with, or acquisition of the assets of, any investment company or personal holding company, subject to the requirements of the 1940 Act.

         The information set forth under Item 8 hereof is incorporated herein by reference.


         (c) Inapplicable.


Item 20. Tax Status

         Under the provisions of Subchapter M of the Internal Revenue Code, an investment company, such as the Registrant, which distributes to its shareholders for any year substantially all of its net investment income pays no federal income or excise taxes on such income as to that year. The Registrant met the requirements of Subchapter M for the taxable year ended October 31, 1995 and intends to meet such requirement for the taxable year ending October 31, 1996.

         Dividends from net investment income are paid at least quarterly. These dividends are paid in shares of the Registrant computed at net asset value, subject to an option to each shareholder to elect to be paid in cash. Such dividends from net investment income are taxable to the shareholders at ordinary income rates for federal income tax purposes.

         Net realized long-term capital gains are normally retained by the Registrant, and the Registrant pays the federal tax thereon on behalf of shareholders. When this is done the shareholder includes in his personal income tax return his proportionate share of such gains, takes a credit for the payment of taxes thereon, and increases the tax cost basis of his shares by an amount equal to such gains less the taxes paid. Due to regulations imposed by the Internal Revenue Service the Registrant is required to distribute net realized long-term capital gains (computed on the basis of the one-year period ending on October 31 of such year) and 100% of any income from the present year that was not paid out during such year and on which the Fund was not taxed. The Registrant therefore reserves the right to distribute such capital gains when required.

         The Registrant currently plans to continue to pay dividends at least quarterly from its net investment income and retain realized net long-term capital gains as outlined above. However, Registrant reserves the right, in its discretion, to distribute such capital gains in shares of the Registrant at net asset value, or at the option of each shareholder, in cash.

Item 21. Underwriters

         Inapplicable, inasmuch as Registrant does not make a continuous offering of its shares.

Item 22. Calculation of Performance Data

         Inapplicable.

Item 23. Financial Statements


         Registrant incorporates by reference the audited financial information for the Fund contained in the Fund's Annual Report to shareholders for the fiscal year ended October 31, 1995 as previously filed electronically with the Securities and Exchange Commission on December 19, 1995 (Accession Number 0000950156-95-000873).

                                     PART C

                                OTHER INFORMATION

Item 24. Financial Statements and Exhibits


(a) INCLUDED IN ITEM 23 OF THE REGISTRANT'S STATEMENT OF ADDITIONAL INFORMATION (Form N-1A, Part B) INCORPORATED BY REFERENCE TO THE ANNUAL REPORT FOR CAPITAL EXCHANGE FUND, INC., DATED October 31, 1995, AS FILED ELECTRONICALLY ON DECEMBER 19, 1995 WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO SECTION 30(b)(2) OF THE INVESTMENT COMPANY ACT OF 1940 (Accession No. 0000950156-95-000873) which contain the following:

      Portfolio of Investments, October 31, 1995
      Statement of Assets and Liabilities, October 31, 1995
      Statement of Operations For The Year Ended October 31, 1995
      Statement of Changes In Net Assets For Each of The Two Years
        In The Period Ended October 31, 1995
      Financial Highlights For Each of The Five Years In the Period
        Ended October 31, 1995
      Notes to Financial Statements
      Independent Auditors' Report


(b) Exhibits:

    (1)    Articles of Organization         Filed as Exhibit No. 1.1 to Post-
           incorporating all amendments     Effective Amendment No. 7 to
           to date and currently in effect  Registration Statement on Form N-1,
                                            File No. 811-1339 and incorporated
                                            herein by reference.


    (2)(a) By-Laws incorporating all        Filed herewith.
           amendments through
           March 28, 1984

       (b) Amendment to By-Laws             Filed herewith.
           dated December 15, 1995


    (3)    Not Applicable

    (4)    Specimen of each security        Filed as Exhibit No. 4a to Post-
           issued by the Registrant         Effective Amendment No. 6 to
                                            Registration Statement on Form
                                            N-1, File No. 811-1339 and
                                            incorporated herein by
                                            reference.

Item 24. (b) Continued

    (5)    Investment Advisory              Filed as Exhibit No. 5
           Agreement with Eaton Vance       to Post-Effective Amendment No. 14
           Management dated                 to Registration Statement on Form
           November 1, 1990                 N-1A, File No. 811-1339 and
                                            incorporated herein by reference.

    (6)    Not Applicable

    (7)    Not Applicable


    (8)(a) Custodian Agreement dated        Filed herewith.
           December 17, 1990

       (b) Amendment to Custodian Agreement Filed herewith.
           dated October 23, 1995


    (9)    Not Applicable

   (10)    Legal Opinion of Gaston,         Filed as Exhibit No. 9B to
           Snow, Motley & Holt, dated       Amendment No. 4 to
           February 14, 1966                Registration Statement on
                                            Form S-5, File No. 2-24149 and
                                            and incorporated herein
                                            by reference.

   (11)    Not Applicable

   (12)    Not Applicable

   (13)    Not Applicable

   (14)    Not Applicable

   (15)    Not Applicable

   (16)    Not Applicable

Item 25.   Persons Controlled by or under Common Control with Registrant

           Not Applicable

Item 26.   Number of Holders of Securities


                      (1)                                        (2)
                                                          Number of Record
                  Title of Class                               Holders
                  --------------                          ----------------
                  Capital Stock                                  339
                  $1.00 par value                        as of January 31, 1996


Item 27.   Indemnification

           No change from the information set forth in Item 27 of Form N-1A, filed as Post-Effective Amendment No. 8 to the Registration Statement under the 1940 Act, File No. 811-1339, which information is incorporated herewith by reference.

Item 28.   Business and Other Connections of Investment Adviser


           In addition to acting as investment adviser to the Portfolio, Boston Management and Research ("BMR") (or an affiliate) also act as investment adviser under other agreements for the following investment companies and also various individual and institutional clients, with combined assets under management of approximately $16 billion. Such investment companies are:

                 Alabama Municipals Portfolio
                 Arizona Limited Maturity Municipals Portfolio
                 Arizona Municipals Portfolio
                 Arkansas Municipals Portfolio
                 California Limited Maturity Municipals Portfolio
                 California Municipals Portfolio
                 Capital Exchange Fund, Inc.
                 Cash Management Portfolio
                 Colorado Municipals Portfolio
                 Connecticut Limited Maturity Municipals Portfolio
                 Connecticut Municipals Portfolio
                 Depositors Fund of Boston, Inc.
                 Diversification Fund, Inc.
                 EV Marathon Gold & Natural Resources Fund
                 Eaton Vance Income Fund of Boston
                 Eaton Vance Municipal Bond Fund L.P.
                 Eaton Vance Prime Rate Reserves
                 Eaton Vance Short-Term Treasury Fund
                 Eaton Vance Tax Free Reserves
                 Emerging Markets Portfolio
                 Fiduciary Exchange Fund, Inc.
                 Florida Insured Municipals Portfolio
                 Florida Limited Maturity Municipals Portfolio
                 Florida Municipals Portfolio
                 Georgia Municipals Portfolio
                 Government Obligations Portfolio
                 Greater China Growth Portfolio
                 Growth Portfolio
                 Hawaii Municipals Portfolio
                 High Income Portfolio
                 High Yield Municipals Portfolio
                 Information Age Portfolio
                 Investors Portfolio
                 Kansas Municipals Portfolio
                 Kentucky Municipals Portfolio
                 Louisiana Municipals Portfolio
                 Maryland Municipals Portfolio
                 Massachusetts Limited Maturity Municipals Portfolio Massachusetts Municipals Portfolio
                 Michigan Limited Maturity Municipals Portfolio
                 Michigan Municipals Portfolio
                 Minnesota Municipals Portfolio
                 Mississippi Municipals Portfolio
                 Missouri Municipals Portfolio
                 National Limited Maturity Municipals Portfolio
                 National Municipals Portfolio
                 New Jersey Limited Maturity Municipals Portfolio
                 New Jersey Municipals Portfolio
                 New York Limited Maturity Municipals Portfolio
                 New York Municipals Portfolio
                 North Carolina Municipals Portfolio
                 Ohio Limited Maturity Municipals Portfolio
                 Ohio Municipals Portfolio
                 Oregon Municipals Portfolio
                 Pennsylvania Limited Maturity Municipals Portfolio
                 Pennsylvania Municipals Portfolio
                 Rhode Island Municipals Portfolio
                 Second Fiduciary Exchange Fund, Inc.
                 Senior Debt Portfolio
                 South Asia Portfolio
                 South Carolina Municipals Portfolio
                 Special Investment Portfolio
                 Stock Portfolio
                 Strategic Income Portfolio
                 Tax-Managed Growth Portfolio
                 Tennessee Municipals Portfolio
                 Texas Municipals Portfolio
                 Total Return Portfolio
                 The Exchange Fund of Boston, Inc.
                 Vance, Sanders Exchange Fund (A California Limited Partnership) Virginia Municipals Portfolio
                 West Virginia Municipals Portfolio

         Eaton Vance Distributors, Inc., a wholly-owned subsidiary of Eaton Vance is the principal underwriter for each of the investment companies named below:

                EV Classic California Municipals Fund
                EV Classic Connecticut Municipals Fund
                EV Classic Florida Insured Municipals Fund
                EV Classic Florida Limited Maturity Municipals Fund
                EV Classic Florida Municipals Fund
                EV Classic Government Obligations Fund
                EV Classic Greater China Growth Fund
                EV Classic Growth Fund
                EV Classic High Income Fund
                EV Classic Investors Fund
                EV Classic Massachusetts Limited Maturity Municipals Fund EV Classic National Limited Maturity Municipals Fund
                EV Classic National Municipals Fund
                EV Classic New Jersey Municipals Fund
                EV Classic New York Limited Maturity Municipals Fund
                EV Classic New York Municipals Fund
                EV Classic Pennsylvania Limited Maturity Municipals Fund
                EV Classic Pennsylvania Municipals Fund
                EV Classic Rhode Island Municipals Fund
                EV Classic Senior Floating-Rate Fund
                EV Classic Special Equities Fund
                EV Classic Stock Fund
                EV Classic Strategic Income Fund
                EV Classic Total Return Fund
                EV Marathon Alabama Municipals Fund
                EV Marathon Arizona Limited Maturity Municipals Fund
                EV Marathon Arizona Municipals Fund
                EV Marathon Arkansas Municipals Fund
                EV Marathon California Limited Maturity Municipals Fund
                EV Marathon California Municipals Fund
                EV Marathon Colorado Municipals Fund
                EV Marathon Connecticut Limited Maturity Municipals Fund
                EV Marathon Connecticut Municipals Fund
                EV Marathon Emerging Markets Fund
                EV Marathon Florida Insured Municipals Fund
                EV Marathon Florida Limited Maturity Municipals Fund
                EV Marathon Florida Municipals Fund
                EV Marathon Georgia Municipals Fund
                EV Marathon Gold & Natural Resources Fund
                EV Marathon Government Obligations Fund
                EV Marathon Greater China Growth Fund
                EV Marathon Greater India Fund
                EV Marathon Growth Fund
                EV Marathon Hawaii Municipals Fund
                EV Marathon High Income Fund
                EV Marathon High Yield Municipals Fund
                EV Marathon Information Age Fund
                EV Marathon Investors Fund
                EV Marathon Kansas Municipals Fund
                EV Marathon Kentucky Municipals Fund
                EV Marathon Louisiana Municipals Fund
                EV Marathon Maryland Municipals Fund
                EV Marathon Massachusetts Limited Maturity Municipals Fund EV Marathon Massachusetts Municipals Fund
                EV Marathon Michigan Limited Maturity Municipals Fund
                EV Marathon Michigan Municipals Fund
                EV Marathon Minnesota Municipals Fund
                EV Marathon Mississippi Municipals Fund
                EV Marathon Missouri Municipals Fund
                EV Marathon National Limited Maturity Municipals Fund
                EV Marathon National Municipals Fund
                EV Marathon New Jersey Limited Maturity Municipals Fund
                EV Marathon New Jersey Municipals Fund
                EV Marathon New York Limited Maturity Municipals Fund
                EV Marathon New York Municipals Fund
                EV Marathon North Carolina Municipals Fund
                EV Marathon Ohio Limited Maturity Municipals Fund
                EV Marathon Ohio Municipals Fund
                EV Marathon Oregon Municipals Fund
                EV Marathon Pennsylvania Limited Maturity Municipals Fund EV Marathon Pennsylvania Municipals Fund
                EV Marathon Rhode Island Municipals Fund
                EV Marathon South Carolina Municipals Fund
                EV Marathon Special Equities Fund
                EV Marathon Stock Fund
                EV Marathon Strategic Income Fund
                EV Marathon Tennessee Municipals Fund
                EV Marathon Texas Municipals Fund
                EV Marathon Total Return Fund
                EV Marathon Virginia Limited Maturity Municipals Fund
                EV Marathon Virginia Municipals Fund
                EV Marathon West Virginia Municipals Fund
                EV Traditional Alabama Municipals Fund
                EV Traditional Arizona Municipals Fund
                EV Traditional Arkansas Municipals Fund
                EV Traditional California Limited Maturity Municipals Fund EV Traditional California Municipals Fund
                EV Traditional Colorado Municipals Fund
                EV Traditional Connecticut Limited Maturity Municipals Fund EV Traditional Connecticut Municipals Fund
                EV Traditional Emerging Markets Fund
                EV Traditional Florida Insured Municipals Fund
                EV Traditional Florida Limited Maturity Municipals Fund
                EV Traditional Florida Municipals Fund
                EV Traditional Georgia Municipals Fund
                EV Traditional Government Obligations Fund
                EV Traditional Greater China Growth Fund
                EV Traditional Greater India Fund
                EV Traditional Growth Fund
                EV Traditional Hawaii Municipals Fund
                EV Traditional High Yield Municipals Fund
                Eaton Vance Income Fund of Boston
                EV Traditional Information Age Fund
                EV Traditional Investors Fund
                Eaton Vance Municipal Bond Fund L.P.
                EV Traditional Kansas Municipals Fund
                EV Traditional Kentucky Municipals Fund
                EV Traditional Louisiana Municipals Fund
                EV Traditional Maryland Municipals Fund
                EV Traditional Massachusetts Municipals Fund
                EV Traditional Michigan Limited Maturity Municipals Fund
                EV Traditional Michigan Municipals Fund
                EV Traditional Minnesota Municipals Fund
                EV Traditional Mississippi Municipals Fund
                EV Traditional Missouri Municipals Fund
                EV Traditional National Limited Maturity Municipals Fund
                EV Traditional National Municipals Fund
                EV Traditional New Jersey Limited Maturity Municipals Fund EV Traditional New Jersey Municipals Fund
                EV Traditional New York Limited Maturity Municipals Fund
                EV Traditional New York Municipals Fund
                EV Traditional North Carolina Municipals Fund
                EV Traditional Ohio Limited Maturity Municipals Fund
                EV Traditional Ohio Municipals Fund
                EV Traditional Oregon Municipals Fund
                EV Traditional Pennsylvania Municipals Fund
                EV Traditional South Carolina Municipals Fund
                EV Traditional Special Equities Fund
                EV Traditional Stock Fund
                EV Traditional Tennessee Municipals Fund
                EV Traditional Texas Municipals Fund
                EV Traditional Total Return Fund
                EV Traditional Virginia Municipals Fund
                EV Traditional West Virginia Municipals Fund
                Eaton Vance Cash Management Fund
                Eaton Vance Liquid Assets Fund
                Eaton Vance Money Market Fund
                Eaton Vance Prime Rate Reserves
                Eaton Vance Short-Term Treasury Fund
                Eaton Vance Tax Free Reserves
                Massachusetts Municipal Bond Portfolio

          EVC owns all of the stock of Energex Energy Corporation, which engages in oil and gas operations. In addition, Eaton Vance owns all the stock of Northeast Properties, Inc., which is engaged in real estate investment, consulting and management. EVC owns all of the stock of Fulcrum Management, Inc. and MinVen, Inc. which are engaged in the development of precious metal properties. EVC also owns 24% of the Class A shares of Lloyd George Management (B.V.I.) Limited, a registered investment adviser. EVC, Eaton Vance, BMR and EV may also enter into other businesses.


Item 29.  Principal Underwriters

          Inapplicable inasmuch as Registrant does not make a continuous offering of its shares.

Item 30.  Location of Accounts and Records


         All applicable accounts, books, and documents required to be maintained by Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the possession and custody of the Registrant's custodian, Investors Bank & Trust Company, 89 South Street, Boston, MA 02111, and the Registrant's transfer agent, First Data Investor Services Group, 53 State Street, Boston, Massachusetts 02104 with the exception of certain corporate documents and portfolio trading documents as prescribed and listed in Rules 31a-1(b), (4), (5), (6), (7), (9), (10), and (11) which are in the possession and custody of the Registrant's Treasurer at 24 Federal Street, Boston, Massachusetts 02110. Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Portfolio's investment adviser, BMR, 24 Federal Street, Boston, Massachusetts 02110.


Item 31. Management Services

         Inapplicable

Item 32. Undertakings

         Inapplicable

                                    SIGNATURE


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts, on the 28th day of February, 1996.


                                           CAPITAL EXCHANGE FUND, INC.



                                        By /s/ A. John Murphy
                                           -------------------------------
                                           A. John Murphy, Assistant Clerk

                                    SIGNATURE


         Tax-Managed Growth Portfolio has duly caused this Amendment to the Registration Statement on Form N-1A of Capital Exchange Fund, Inc. to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts, on the 28th day of February, 1996.


                                           TAX-MANAGED GROWTH PORTFOLIO



                                        By /s/ Landon T. Clay
                                           -------------------------------
                                           Landon T. Clay, President

                                  EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement or incorporated herein by reference pursuant to General Instruction E of Form N-1A.

                                                        Page in Sequential
Exhibit No.           Description                        Numbering System
-----------           ------------                      ------------------

  (2)(a)              By-Laws incorporating all amendments
                      through March 28, 1984.

     (b)              Amendment to By-Laws dated
                      December 15, 1995.

  (8)(a)              Custodian Agreement dated
                      December 17, 1990.

     (b)              Amendment to Custodian Agreement
                      dated October 23, 1995.